UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2017

BANCORP 34, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37912	74-2819148
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

500 East 10th Street, Alamogordo, New Mexico		88310
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (575) 437-9334

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On October 24, 2017, the Board of Directors of Bancorp 34, Inc. (the "Company") adopted a stock repurchase program.  Under the repurchase program, the Company may repurchase up to 171,910 shares of its common stock, or approximately 5.0% of the current outstanding shares.  Repurchases will be made no sooner than the termination of the Company's regular quarterly trading blackout after the Company publicly releases its results of operations for the fiscal quarter ended September 30, 2017, and consistent with the Company's trading policies.
The timing and amount of share repurchases under the repurchase program may be suspended, terminated or modified by the Company at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Company is not obligated to repurchase any particular number of shares or any shares in any specific time period.
Item 9.01.    Financial Statements and Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCORP 34, INC.

DATE: October 25, 2017	By: /s/ Jan R. Thiry
Jan R. Thiry
Executive Vice President and Chief Financial Officer